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                                                                    Exhibit 6(a)

                             UNDERWRITING AGREEMENT
                             ----------------------


     This agreement, made as of April 12, 1993 by and between The Stratton Funds, Inc. (the "Fund"), and Fund/Plan Broker Services, Inc. (the "Underwriter").

     WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Fund and Underwriter are desirous of entering into an agreement providing for the promotion and distribution by Underwriter of shares of the Fund (the "Shares");

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

     1.   Appointment.
          ------------

     The Fund hereby appoints Underwriter as its agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement.

     2.   Sale and Repurchase of Shares.
          ------------------------------

          (a) Underwriter will have the right, as agent for the Fund, to sell Shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2(d) hereof.)

          (b) Underwriter will also have the right, as agent for the Fund, to sell Shares at their net asset value to such persons as may be approved by the Board of Directors of the Fund, all such sales to comply with the provisions of the Act, the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          (c) Underwriter will also have the right to take, as agent for the Fund, all actions which, in Underwriter's judgement, are necessary to carry into effect the distribution of the Shares.

          (d) The public offering price shall be the net asset value of Shares.

          (e) The net asset value of the Shares shall be determined in the manner provided in the then current prospectus and statement of additional information relating to the Shares (the "Prospectus"), and when determined shall be applicable to transactions as provided for in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. Underwriter shall have no duty to inquire into or liability for the accuracy of
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the net asset value per Share as calculated.

          (f) If Underwriter receives any funds for the purchase of shares, it will deliver the applicable net asset value of the Shares promptly.

          (g) Upon receipt of purchase or redemption instructions, Underwriter will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased or redeemed.

          (h) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly agrees that it will not for its own account purchase any shares of the Fund except for investment purposes and that it will not for its own account sell any such shares except by redemption of such shares by the Fund, and that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

          (i) Underwriter will maintain all regulatory books and records in correct form with its obligations under this Agreement.

     3.   Rules of Sale of Shares.
          ------------------------

          Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Fund, undertakes to sell Shares on a best efforts basis only against orders therefor.

          The Fund reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed adequate by it.

     4.   Rules of NASD, etc.
          -------------------

          (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

          (b) Underwriter will require each dealer with whom Underwriter has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and Underwriter shall not withhold the placing of purchase orders so as to make a profit thereby.

          (c) Underwriter agrees to furnish to the Fund sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Fund to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.
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          (d) Underwriter, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the parties.

          (e) Underwriter shall not make, or authorize any representative, Service Organization, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Prospectus covering the Shares and in sales materials approved by the Underwriter as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Fund to Underwriter in reasonable quantities upon request.

     5.   Records to be Supplied by the Fund.
          -----------------------------------

          The Fund shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Fund by independent public accountants.

     6.   Expenses.
          ---------

          (a) The Fund will bear the following expenses:

              (i) preparation, setting in type, and printing of sufficient copies of the prospectus and statements of additional information for distribution to shareholders, and the distribution of same to the shareholders.

              (ii) preparation, printing and distribution or reports and other communications to shareholders;

              (iii) registration of the Shares under the federal securities laws;

              (iv) qualifications of the Shares for sale in the jurisdictions mutually agreed upon by the Fund and the Underwriter;

              (v) qualification of the Fund as a dealer under the laws of jurisdictions designated by Underwriter if Underwriter determines that such qualification is necessary or desirable for the purpose of facilitating sales of the Shares:

              (vi) maintaining facilities for the issue and transfer of the Shares;

              (vii) supplying information, prices and other data to be furnished by the Fund under this Agreement; and
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              (viii)  any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

          (b) Underwriter will pay all other expenses incident to the sale and distribution of the Shares sole hereunder.

     7.   Fee.
          ----

          (a) For its services under this Agreement, The Underwriter shall be entitled to the fees contained on Schedule B attached hereto, as amended from time to time. The services provided include acting as primary underwriter/distributor of the Fund and licensing/regulatory agent for Stratton Management Company personnel including employees who are registered as Fund/Plan Broker Services, Inc. representatives, and maintaining the regulatory books and records of Fund/Plan Broker Services in connection with this agreement on behalf of the Fund.

     8.   Liability of Underwriter.
          -------------------------

          (a) Underwriter, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Underwriter in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

          (b) Any person, even though also a director, officer, employee, shareholder or agent of Underwriter, who may be or become an officer, director, trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with Underwriter's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent, or one under the control or direction of Underwriter even though paid by it.

          (c) The Fund agrees to indemnify and hold harmless Underwriter, and each person, if any, who controls Underwriter within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act") or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the 1940 Act, the Securities Act, The Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, Statement of Additional Information, supplement thereto, sales literature or other written information prepared by the Fund and furnished by it to Underwriter for Underwriter's use hereunder, disseminated by the Fund or arise out of or are based upon any omission or alleged omission to state
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therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall not, however, inure to the benefit of Underwriter (or any person controlling Underwriter) on account of any losses, claims, damages or liabilities ( or actions, suits or proceedings in respect thereof) arising from the sale of the shares of the Fund to any person by Underwriter (i) if such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Fund by Underwriter specifically for use therein or (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, if the Fund shall correct the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the Prospectus was not sent or given to such person at or before the confirmation of the sale to such persons, unless such failure to deliver the prospectus was a result of noncompliance by the Fund with the obligation to furnish copies of the Prospectus and any supplements thereto.

          (d) Underwriter agrees to indemnify and hold harmless the Fund, each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement of a material fact contained in a Prospectus or Statement of Additional Information or any supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished in writing to the Fund by Underwriter specifically for use therein.

     9.   Termination of this Agreement.
          ------------------------------

          This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated with respect to the Fund at any time, without payment of any penalty, by vote of a majority of the members of the Board of Directors of the Fund including a majority of the directors who are not interested persons of the Fund or by vote of a majority of the outstanding voting securities of the Fund or by Underwriter on sixty (60) days' written notice to the other party.

     10.  Effective Period of this Agreement.
          -----------------------------------

          This Agreement shall be effective on June 22, 1993 and shall remain in full force and effect for a period of two (2) years thereafter (unless terminated as set forth in Paragraph 10), and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by
(i) the Board of Directors of the Fund or by a majority of the outstanding voting securities of the Fund, (ii) by a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party by vote cast in person at a meeting called for the purpose of voting on such approval, and (iii) By Underwriter.

          The provisions of paragraph 8 hereof shall survive the termination of this Agreement.
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     11.  Amendments.
          -----------

          No amendments to this Agreement shall be executed or become effective unless its terms have been approved; (a) by a majority of the directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, and (b) by a majority of those directors who are not interested persons of the Fund or of any party to this Agreement.

     12.  Reports.
          --------

          Underwriter shall prepare reports for the Board of Directors of the Fund on a quarterly basis showing such information as from time to time shall be reasonably requested by such Board.

     13.  Severability.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

     14.  Governing Law.
          --------------

          This agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the Fund and Underwriter have each caused this Agreement to be signed in duplicate, as of the day and year first above written.

WITNESS:                               FUND:
/s/ Patricia L. Sloan
------------------------------         The Stratton Funds, Inc.


                                       By: /s/ James W. Stratton
                                          --------------------------------------
                                       Name:  James W. Stratton
                                       Title: Chairman
WITNESS:                               UNDERWRITER:

/s/ Mary P. Estration
------------------------------         FUND/PLAN BROKER SERVICES, INC.


                                       By: /s/ Nancy E. Kuhn
                                          --------------------------------------
                                       Name:  Nancy E. Kuhn
                                       Title: President
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                        FUND/PLAN BROKER SERVICES, INC.
                                  FEE SCHEDULE
                                      FOR
                            The Stratton Funds, Inc.



Underwriter will serve as sole underwriter of The Stratton Funds, Inc., a no-load fund, for the exclusive purpose of facilitating the registration of its shares of beneficial interest for sale in various states.

        Fee:           $3,000 per portfolio, annually
                       $2.00 per kit for inquiry/fulfillment


Underwriter will license employees of the Fund's Advisor, Stratton Monthly Company, who are engaged in the sale of shares.

        Fee:           $1,000 per licensed representative, annually



All fees will be paid by the Fund's Advisor, Stratton Management Company. Out-of-pocket expenses, including telephone, postage, telecommunications and travel, will be billed separately.